Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

John Mills

Katie Turner

(646) 277-1228

Primo Water Enters into New Credit Facilities

WINSTON-SALEM, N.C., May 2, 2012 — Primo Water Corporation (Nasdaq: PRMW), a leading provider of water dispensers, environmentally responsible bulk bottled water and premier sparkling beverage appliances, announced the successful completion of its new revolving credit facility on April 30, 2012 with TD Bank and a term loan led by Comvest Capital.

The new revolving credit facility provides for up to $20 million in borrowings through October 2015, subject to borrowing base requirements related to accounts receivable and inventory.

The $15.2 million term loan was provided by Comvest Capital ($14.0 million) and certain stockholders, directors and officers of the Company (including Billy D. Prim, the Company’s Chief Executive Officer, and two board members) (a total of $1.2 million). The term loan matures in April 2016. The Company issued warrants to purchase a total of 1,731,428 shares of common stock at an exercise price of $2.30 per share in connection with the term loan.

The Company used the proceeds of the term loan to repay its existing senior credit facility and will use additional availability under the revolving credit facility for general working capital purposes.

“We are extremely pleased to announce the successful completion of these new financing arrangements,” commented Mark Castaneda, Primo Water’s Chief Financial Officer. “We believe these facilities provide us the flexibility for a more aggresive Flavorstation expansion and continued growth capital for our water and dispenser businesses.”

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of water dispensers, environmentally responsible bulk bottled water and premier sparkling beverage appliances sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com and www.primoflavorstation.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of the Company’s exchange and refill services, its water dispensers and Flavorstation products and related consumables, changes in the Company’s relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water, water dispenser and carbonating appliance industries in general, the Company’s experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company’s business, the Company’s inability to efficiently and effectively integrate the recently acquired businesses with the Company’s historical business, the Company’s inability to efficiently expand operations and capacity to meet growth, the Company’s inability to develop, introduce and produce new product offerings (including the Flavorstation line of appliances) within the anticipated timeframe or at all, the failure of lenders to honor their commitments under the Company’s credit facilities, the Company’s failure to comply with its covenants in its credit facilities, as well as other risks described more fully in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 15, 2012 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than as required by applicable securities laws.

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